Exhibit 99.1

Owl Rock Capital Corp. Reports Third Quarter Net Investment Income Per Share of $0.37 and
NAV Per Share of $14.85; Increases Quarterly Regular Dividend and Introduces Quarterly Supplemental Dividend

NEW YORK — November 2, 2022 — Owl Rock Capital Corporation (NYSE: ORCC, or the “Company”) today reported net investment income of $146.8 million, or $0.37 per share, and net income of $265.4 million, or $0.67 per share, for the third quarter ended September 30, 2022. Reported net asset value per share was $14.85 at September 30, 2022 as compared to $14.48 at June 30, 2022.

THIRD QUARTER 2022 HIGHLIGHTS

•Net investment income (NII) increased to $0.37 per share for the quarter ended September 30, 2022, approximately 20% in excess of the third quarter regular dividend of $0.31 per share
•Net asset value per share increased to $14.85 at September 30, 2022, an increase of 2.5% compared to June 30, 2022
•Increased quarterly regular dividend by $0.02 per share to $0.33 for the fourth quarter 2022
•In addition to the regular dividend, introduced a quarterly supplemental dividend framework; announced $0.03 per share supplemental dividend based on third quarter 2022 results, payable on or before December 15, 2022 to stockholders of record as of November 30, 2022
•Accelerating dividend payment dates to approximately 15 days from record dates, subject to Board approval
•Announced approval of a $150 million stock repurchase program, a portion of which may be executed under Rule 10b5-1 in order to make purchases outside of the Company's open-market window

Craig W. Packer, Chief Executive Officer of Owl Rock Capital Corporation, commented, “We are pleased to deliver very strong results this quarter, supported by the quality of our portfolio and the tailwind of rising interest rates. We have announced several capital actions so that our shareholders benefit from this earnings momentum, including increasing our regular dividend and introducing a supplemental dividend. We have clear visibility into next quarter’s earnings and with that in mind, have also provided an NII estimate for the fourth quarter of at least $0.39 per share, a further increase from what we reported today.”

Dividend Declarations
The Company’s Board of Directors has declared a fourth quarter 2022 dividend of $0.33 per share for stockholders of record as of December 30, 2022, payable on or before January 13, 2023 and a third quarter 2022 supplemental dividend of $0.03 per share for stockholders of record as of November 30, 2022, payable on or before December 15, 2022. Going forward, in addition to a quarterly base dividend of $0.33 per share, the Company’s Board of Directors expects to also declare, when applicable, a formula-based quarterly supplemental dividend in an amount to be determined each quarter.

2022 Stock Repurchase Program (the “2022 Repurchase Program”)
On November 1, 2022, the Board approved the 2022 Repurchase Program under which the Company may repurchase up to $150 million of the Company’s common stock. Under the 2022 Repurchase Program, purchases may be made at management's discretion from time to time in open-market transactions, including via trading plans with investment banks pursuant to Rule 10b5-1 of the Exchange Act, in accordance with all applicable rules and regulations. Unless extended by the Board, the 2022 Repurchase Program will terminate 18 months from the date it was approved.

Affiliate Purchase Vehicle
Certain affiliates and employees of Blue Owl have indicated that they intend to participate in an investment vehicle that will be authorized to buy up to $25 million of ORCC common stock which will be held for investment purposes.

PORTFOLIO AND INVESTING ACTIVITY

For the three months ended September 30, 2022, new investment commitments totaled $427.4 million across 13 new portfolio companies and 7 existing portfolio companies. This compares to $603.4 million for the three months ended June 30, 2022 across 16 new portfolio companies and 10 existing portfolio companies.

For the three months ended September 30, 2022, the principal amount of new investments funded was $303.8 million. For this period, the Company had $229.3 million aggregate principal amount in sales and repayments.
For the three months ended June 30, 2022, the principal amount of new investments funded was $341.3 million. For this period, the Company had $488.3 million aggregate principal amount in sales and repayments.

As of September 30, 2022 and June 30, 2022, the Company had investments in 180 and 168 portfolio companies with an aggregate fair value of $12.8 billion and $12.6 billion, respectively. As of September 30, 2022, the average investment size in each portfolio company was $71.3 million based on fair value.

As of September 30, 2022, based on fair value, our portfolio consisted of 72.2% first lien senior secured debt investments, 14.4% second lien senior secured debt investments, 1.8% unsecured debt investments, 2.4% investment funds and vehicles, 2.6% preferred equity investments, and 6.6% common equity investments.

As of June 30, 2022, based on fair value, our portfolio consisted of 73.1% first lien senior secured debt investments, 14.5% second lien senior secured debt investments, 2.1% unsecured debt investments, 2.2% investment funds and vehicles, 2.3% preferred equity investments, and 5.8% common equity investments.

As of September 30, 2022 and June 30, 2022, approximately 86.6% and 87.6% of the portfolio was invested in secured debt, respectively. As of September 30, 2022, 98.3% of our debt investments based on fair value in our portfolio were at floating rates.

As of September 30, 2022 and June 30, 2022, the weighted average total yield of accruing debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 10.2% and 8.9%, respectively, and the weighted average total yield of accruing debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 10.2% and 8.8%, respectively.

As of September 30, 2022, 2 portfolio companies with an aggregate fair value of $70.0 million were on non-accrual status, representing 0.6% of the total fair value of the debt portfolio.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED SEPTEMBER 30, 2022

Investment Income
Investment income increased to $314.1 million for the three months ended September 30, 2022 from $269.2 million for the three months ended September 30, 2021 due to an increase in our debt portfolio, dividend income, and rising interest rates. Included in interest income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns. Period over period, income generated from these fees decreased. Other income decreased period-over-period due to a decrease in incremental fee income, which are fees that are generally available to us as a result of closing investments and generally paid at the time of closing. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments. Based on current market conditions, we expect repayments, and in turn, originations, to remain modest.

Expenses
Total expenses increased to $165.7 million for the three months ended September 30, 2022 from $137.0 million for the three months ended September 30, 2021, primarily due to an increase in interest expense and incentive fees. The increase in interest expense was primarily driven by an increase in the average daily borrowings as well as an increase in the average interest rate. Incentive fees increased primarily due to an increase in our debt investment portfolio and dividend income. As a percentage of total assets, professional fees, directors’ fees, and other general and administrative expenses remained relatively consistent period over period.

Liquidity and Capital Resources
As of September 30, 2022, we had $0.5 billion in cash and restricted cash, $7.4 billion in total principal value of debt outstanding, and $1.7 billion of undrawn capacity on our credit facilities. The Company’s weighted average interest rate on debt outstanding was 3.9% and 3.2% for the three months ended September 30, 2022 and June 30, 2022, respectively. Ending net debt to equity was 1.18x and 1.20x as of September 30, 2022 and June 30, 2022, respectively.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:
The conference call will be broadcast live on November 3, 2022 at 10:00 a.m. Eastern Time on the Events section of ORCC’s website at www.OwlRockCapitalCorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:
•Domestic: (877) 737-7048
•International: +1 (201) 689-8523

All callers will need to reference “Owl Rock Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:
An archived replay will be available for 14 days via a webcast link located on the Events section of ORCC’s website, and via the dial-in numbers listed below:
•Domestic: (877) 660-6853
•International: +1 (201) 612-7415
•Conference ID: 13733345

FINANCIAL HIGHLIGHTS

	For the three months ended
($ in thousands, except per share amounts)	September 30, 2022	June 30, 2022	September 30, 2021
Investments at Fair Value	$12,835,918	$12,648,126	$12,110,098
Total Assets	$13,413,191	$13,088,383	$13,075,878
Net Asset Value Per Share	$14.85	$14.48	$14.95

Investment Income	$314,053	$273,286	$269,191
Net Investment Income	$146,774	$125,124	$130,499
Net Income	$265,427	$(34,946)	$142,851

Net Investment Income Per Share	$0.37	$0.32	$0.33
Net Realized and Unrealized Gains (and Losses) Per Share	$0.30	$(0.41)	$0.03
Net Income Per Share	$0.67	$(0.09)	$0.36
Distributions Declared from Net Investment Income Per Share	$0.31	$0.31	$0.31

Weighted Average Yield of Accruing Debt and Income Producing Securities at Fair Value	10.2%	8.9%	7.9%
Weighted Average Yield of Accruing Debt and Income Producing Securities at Amortized Cost	10.2%	8.8%	7.9%
Percentage of Debt Investment Commitments at Floating Rates	98.3%	98.8%	99.9%

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(Amounts in thousands, except share and per share amounts)

		September 30, 2022 (Unaudited)	December 31, 2021
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $12,091,418 and $12,073,126, respectively)		$11,922,492	$12,124,860
Non-controlled, affiliated investments (amortized cost of $7,032 and $—, respectively)	0	7,032	—
Controlled, affiliated investments (amortized cost of $833,409, and $575,427, respectively)		906,394	616,780
Total investments at fair value (amortized cost of $12,931,859 and $12,648,553, respectively)		12,835,918	12,741,640
Cash (restricted cash of $94,151 and $21,481, respectively)		450,487	431,442
Foreign cash (cost of $4,874 and $16,096, respectively)		4,703	15,703
Interest receivable		95,148	81,716
Receivable from a controlled affiliate		20,303	3,953
Prepaid expenses and other assets		6,632	23,716
Total Assets		$13,413,191	$13,298,170
Liabilities
Debt (net of unamortized debt issuance costs of $103,285 and $110,239, respectively)		$7,196,154	$7,079,326
Distribution payable		122,085	122,068
Management fee payable		46,886	46,770
Incentive fee payable		31,134	29,242
Payables to affiliates		5,000	5,802
Accrued expenses and other liabilities		164,144	77,085
Total Liabilities		7,565,403	7,360,293
Commitments and contingencies (Note 7)
Net Assets
Common shares $0.01 par value, 500,000,000 shares authorized; 393,823,013 and 393,766,855 shares issued and outstanding, respectively		3,938	3,938
Additional paid-in-capital		5,992,296	5,990,360
Accumulated undistributed (overdistributed) earnings		(148,446)	(56,421)
Total Net Assets		5,847,788	5,937,877
Total Liabilities and Net Assets		$13,413,191	$13,298,170
Net Asset Value Per Share		$14.85	15.08

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$240,601	$229,605	$655,303	$655,152
Payment-in-kind interest income(1)	30,539	12,361	79,698	31,162
Dividend income	14,867	10,600	36,280	19,924
Other income	5,408	7,942	14,794	15,559
Total investment income from non-controlled, non-affiliated investments	291,415	260,508	786,075	721,797
Investment income from controlled, affiliated investments:
Interest income	2,140	1,392	5,767	4,033
Dividend income	20,303	7,128	59,136	13,469
Other Income	195	163	520	480
Total investment income from controlled, affiliated investments	22,638	8,683	65,423	17,982
Total Investment Income	314,053	269,191	851,498	739,779
Expenses
Interest expense	81,210	56,516	209,935	159,037
Management fees	46,886	45,586	141,172	131,703
Performance based incentive fees	31,134	27,682	83,630	74,727
Professional fees	3,788	3,849	11,022	10,966
Directors’ fees	276	239	832	757
Other general and administrative	2,381	3,140	6,656	7,302
Total Operating Expenses	165,675	137,012	453,247	384,492
Net Investment Income (Loss) Before Taxes	148,378	132,179	398,251	355,287
Income tax expense (benefit)	1,604	1,680	3,998	3,004
Net Investment Income (Loss) After Taxes	$146,774	$130,499	$394,253	$352,283
Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$75,368	$14,475	$(147,545)	$133,961
Non-controlled, affiliated investments	—	—	—	—
Controlled, affiliated investments	47,026	985	31,632	367
Translation of assets and liabilities in foreign currencies	(3,807)	(796)	(7,510)	(3,716)
Income tax (provision) benefit	—	(4,383)	—	(8,605)
Total Net Change in Unrealized Gain (Loss)	118,587	10,281	(123,423)	122,007
Net realized gain (loss):
Non-controlled, non-affiliated investments	201	2,018	4,853	(24,656)
Foreign currency transactions	(135)	53	(1,218)	1,242
Total Net Realized Gain (Loss)	66	2,071	3,635	(23,414)
Total Net Realized and Change in Unrealized Gain (Loss)	118,653	12,352	(119,788)	98,593
Net Increase (Decrease) in Net Assets Resulting from Operations	$265,427	$142,851	$274,465	$450,876
Earnings Per Share - Basic and Diluted	$0.67	$0.36	$0.70	$1.15
Weighted Average Shares Outstanding - Basic and Diluted	393,823,013	392,715,513	394,103,935	391,893,306
________________
(1)For the three and nine months ended September 30, 2021, interest income and payment-in-kind interest income were reported in aggregate as interest income.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended September 30,
($ in thousands)	2022	2021
New investment commitments
Gross originations	$427,436	$3,257,404
Less: Sell downs	—	(463,419)
Total new investment commitments	$427,436	$2,793,985
Principal amount of investments funded:
First-lien senior secured debt investments	$230,494	$2,154,036
Second-lien senior secured debt investments	—	71,000
Unsecured debt investments	—	—
Preferred equity investments	24,716	975
Common equity investments	17,047	8,820
Investment funds and vehicles	31,500	57,750
Total principal amount of investments funded	$303,757	$2,292,581
Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(206,828)	$(1,815,765)
Second-lien senior secured debt investments	—	(278,613)
Unsecured debt investments	(22,433)	—
Preferred equity investments	—	—
Common equity investments	—	—
Investment funds and vehicles	—	—
Total principal amount of investments sold or repaid	$(229,261)	$(2,094,378)
Number of new investment commitments in new portfolio companies(1)	13	21
Average new investment commitment amount	$25,296	$104,913
Weighted average term for new debt investment commitments (in years)	6.0	5.7
Percentage of new debt investment commitments at floating rates	80.8%	100.0%
Percentage of new debt investment commitments at fixed rates	19.2%	—%
Weighted average interest rate of new debt investment commitments(2)(3)	10.5%	7.1%
Weighted average spread over applicable base rate of new floating rate debt investment commitments	6.3%	6.2%
________________
(1)Number of new investment commitments represents commitments to a particular portfolio company.
(2)For the three months ended September 30, 2021, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month LIBOR, which was 0.13% as of September 30, 2021.
(3)For the three months ended September 30, 2022, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 3.59% as of September 30, 2022.

ABOUT OWL ROCK CAPITAL CORPORATION

Owl Rock Capital Corporation (NYSE: ORCC) is a specialty finance company focused on lending to U.S. middle-market companies. As of September 30, 2022, ORCC had investments in 180 portfolio companies with an aggregate fair value of $12.8 billion. ORCC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. ORCC is externally managed by Owl Rock Capital Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. ("Blue Owl") (NYSE: OWL) and part of Owl Rock, a division of Blue Owl. Owl Rock, together with its subsidiaries, is a New York based direct lending platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about ORCC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond ORCC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in ORCC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which ORCC makes them. ORCC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:
Dana Sclafani
212-419-3000
owlrockir@blueowl.com

Media Contact:
Prosek Partners
David Wells / Josh Clarkson
pro-owlrock@prosek.com